EXHIBIT 10.1


                           LOAN AND SECURITY AGREEMENT

                                 by and between

                          BLACK WARRIOR WIRELINE CORP.,
                             a Delaware corporation


                                       and


                             COAST BUSINESS CREDIT,
                       a division of Southern Pacific Bank



                          Dated as of January 24, 2000



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                                TABLE OF CONTENTS

                                                                            PAGE

1.   DEFINITIONS ............................................................  1
     Account Debtor .........................................................  1
     Affiliate ..............................................................  1
     Audit ..................................................................  1
     Borrower ...............................................................  1
     Borrower's Address .....................................................  1
     Business Day ...........................................................  1
     Change of Control ......................................................  1
     Closing Date ...........................................................  1
     Coast ..................................................................  1
     Code ...................................................................  1
     Collateral .............................................................  1
     Credit Limit ...........................................................  1
     Debt Service Coverage ..................................................  1
     Default ................................................................  2
     Deposit Account ........................................................  2
     Dollars or $ ...........................................................  2
     Early Termination Fee ..................................................  2
     EBITDA .................................................................  2
     Eligible Receivables ...................................................  2
     Equipment ..............................................................  3
     Event of Default .......................................................  3
     GAAP ...................................................................  3
     General Intangibles ....................................................  3
     Inventory ..............................................................  3
     Investment Property ....................................................  3
     Loan Documents .........................................................  4
     Loans ..................................................................  4
     Material Adverse Effect ................................................  4
     Maturity Date ..........................................................  4
     Maximum Dollar Amount ..................................................  4
     Minimum Monthly Interest ...............................................  4
     Obligations ............................................................  4
     Permitted Liens ........................................................  4
     Person .................................................................  5
     Prime Rate .............................................................  5
     Real Property ..........................................................  5
     Receivable Loans .......................................................  5
     Receivables ............................................................  5
     Renewal Date ...........................................................  5
     Renewal Fee ............................................................  5
     Solvent ................................................................  5
     Tangible Net Worth .....................................................  5
     Term Loans .............................................................  5
     Year 2000 Problem ......................................................  5
     Other Terms ............................................................  5

2.   CREDIT FACILITIES ......................................................  6
     2.1      Loans .........................................................  6


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3.   INTEREST AND FEES ......................................................  6
     3.1      Interest ......................................................  6
     3.2      Fees ..........................................................  6

4.   SECURITY INTEREST ......................................................  6

5.   CONDITIONS PRECEDENT ...................................................  6
     5.1      Status of Accounts at Closing .................................  6
     5.2      Minimum Availability ..........................................  6
     5.3      Landlord Waiver ...............................................  6
     5.4      Real Property .................................................  6
     5.5      Executed Agreement ............................................  7
     5.6      Opinion of Borrower's Counsel .................................  7
     5.7      Priority of Coast's Liens .....................................  7
     5.8      Insurance .....................................................  7
     5.9      Borrower's and Guarantors' Existence ..........................  7
     5.10     Organizational Documents ......................................  7
     5.11     Taxes .........................................................  7
     5.12     Year 2000 Problem Assessment Certificate ......................  7
     5.13     Due Diligence .................................................  7
     5.14     Other Documents and Agreements ................................  7

6.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER ..............  7
     6.1      Existence and Authority .......................................  7
     6.2      Name; Trade Names and Styles ..................................  8
     6.3      Place of Business; Location of Collateral .....................  8
     6.4      Title to Collateral; Permitted Liens ..........................  8
     6.5      Maintenance of Collateral .....................................  8
     6.6      Books and Records .............................................  8
     6.7      Financial Condition, Statements and Reports ...................  8
     6.8      Tax Returns and Payments; Pension Contributions ...............  8
     6.9      Compliance with Law ...........................................  9
     6.10     Litigation. ...................................................  9
     6.11     Use of Proceeds ...............................................  9
     6.12     Year 2000 Compliance ..........................................  9

7.   RECEIVABLES ............................................................  9
     7.1      Representations Relating to Receivables......................... 9
     7.2      Representations Relating to Documents and Legal Compliance...... 9
     7.3      Schedules and Documents relating to Receivables................. 9
     7.4      Collection of Receivables.......................................10
     7.5      Remittance of Proceeds..........................................10
     7.6      Disputes....................................................... 10
     7.7      Returns........................................................ 10
     7.8      Verification................................................... 10
     7.9      No Liability................................................... 10

8.   ADDITIONAL DUTIES OF THE BORROWER....................................... 10
     8.1      Financial and Other Covenants.................................. 10
     8.2      Insurance...................................................... 10
     8.3      Reports........................................................ 11
     8.4      Access to Collateral, Books and Records........................ 11
     8.5      Negative Covenants............................................. 11
     8.6      Litigation Cooperation......................................... 12
     8.7      Further Assurances............................................. 12

9.   TERM.................................................................... 12
     9.1      Maturity Date.................................................. 12
     9.2      Early Termination.............................................. 12
     9.3      Payment of Obligations......................................... 12

10.  EVENTS OF DEFAULT AND REMEDIES.......................................... 12
     10.1     Events of Default.............................................. 12
     10.2     Remedies....................................................... 14
     10.3     Standards for Determining Commercial Reasonableness............ 15
     10.4     Power of Attorney.............................................. 15
     10.5     Application of Proceeds........................................ 16
     10.6     Remedies Cumulative............................................ 17

11.  GENERAL PROVISIONS...................................................... 17
     11.1     Interest Computation........................................... 17
     11.2     Application of Payments........................................ 17
     11.3     Charges to Accounts............................................ 17
     11.4     Monthly Accountings............................................ 17
     11.5     Notices........................................................ 17
     11.6     Severability................................................... 17
     11.7     Integration.................................................... 17
     11.8     Waivers........................................................ 18
     11.9     No Liability for Ordinary Negligence........................... 18
     11.10    Amendment...................................................... 18
     11.11    Time of Essence................................................ 18
     11.12    Attorneys Fees, Costs and Charges.............................. 18
     11.13    Benefit of Agreement........................................... 18
     11.14    Publicity...................................................... 19
     11.15    Paragraph Headings Construction................................ 19
     11.16    Governing Law; Jurisdiction; Venue............................. 19
     11.17    Mutual Waiver of Jury Trial.................................... 19


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          COAST

          LOAN AND SECURITY AGREEMENT

Borrower:      Black Warrior Wireline Corp., a Delaware corporation

Address:       3748 Highway 45 North
               Columbus, MS 39701

Date:          January 24, 2000

THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between COAST BUSINESS CREDIT, a division of Southern Pacific Bank ("Coast"), a California corporation, with offices at 12121 Wilshire Boulevard, Suite 1400, Los Angeles, California 90025, and the borrower(s) named above, the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address"). The Schedule to this Agreement (the "Schedule") shall for all purposes be deemed to be a part of this Agreement, and the same is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 1 below.)

1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

     "Account Debtor" means the obligor on a Receivable or General Intangible.

     "Affiliate" means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

     "Audit" means to inspect, audit and copy Borrower's books and records and the Collateral.

     "Borrower" has the meaning set forth in the introduction to this Agreement.

     "Borrower's Address" has the meaning set forth in the introduction to this Agreement.

     "Business Day" means a day on which Coast is open for business.

     "Change of Control" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) (other than the current holders of the ownership interests in any Borrower) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, as a result of any single transaction, of more than twenty percent (20%) of the total voting power of all classes of stock or other ownership interests then outstanding of any Borrower normally entitled to vote in the election of directors or analogous governing body; provided, however, that the exercise of warrants or conversion of debt by St. James Capital Partners, L.P., SJMB, L.P. or their Affiliates on Borrower's existing securities shall not constitute a Change of Control.

     "Closing Date" date of the initial funding under this Agreement.

     "Coast" has the meaning set forth in the introduction to this Agreement.

     "Code" means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

     "Collateral" has the meaning set forth in Section 4 hereof.

     "Credit Limit" means the maximum amount of Loans that Coast may make to Borrower pursuant to the amounts and percentages shown on the Schedule.

     "Debt Service Coverage" means, in any fiscal period, the ratio of (a) Borrower's EBITDA during such period, less the sum of all of Borrower's non-financed capital expenditures and income taxes paid in cash during such period,


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divided by (b) all  principal,  interest and capital lease  obligations  paid or required to be paid by Borrower during such period, other than payments made out of Excess Cash Flow as set forth in the Schedule.

     "Default" means any event which with notice or passage of time or both, would constitute an Event of Default.

     "Deposit Account" has the meaning set forth in Section 9105 of the Code.

     "Dollars or $" means United States dollars.

     "Early Termination Fee" means the amount set forth on the Schedule that Borrower must pay Coast if this Agreement is terminated by Borrower or Coast pursuant to Section 9.2 hereof.

     "EBITDA" means, in any fiscal period, Borrower's consolidated net income or net loss (other than extraordinary or non-recurring gains of Borrower for such period), plus (i) the amount of all interest expense, income tax expense, depreciation expense and amortization expense of Borrower for such period, on a consolidated basis, and plus or minus (as the case may be) (ii) any other non-cash charges which have been added or subtracted, as the case may be, in calculating Borrower's consolidated net income for such period.

     "Eligible Receivables" means Receivables arising in the ordinary course of Borrower's business from the sale of goods or rendition of services, which Coast, in its sole judgment, shall deem eligible for borrowing, based on such considerations as Coast may from time to time deem appropriate. Eligible Receivables shall not include the following:

          (a) Receivables that the Account Debtor has failed to pay within 120 days of invoice date, provided there is verifiable credit history with a large or rated company, as approved by Coast in its sole and absolute discretion, otherwise, Receivables that the Account Debtor has failed to pay within 90 days of invoice date, or Accounts with selling terms of more than net 30 days;

          (b) Receivables owed by an Account Debtor or its Affiliates where twenty-five percent (25%) or more of all Receivables owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

          (c) Receivables with respect to which the Account Debtor is an employee, Affiliate, or agent of Borrower, provided, however, that for purposes of this subsection (c), Collins & Ware, Inc. shall not be deemed an Affiliate;

          (d) Receivables with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

          (e) Receivables that are not payable in Dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof;

          (f) Receivables with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the satisfaction of Coast, with the Assignment of Claims Act, 31 U.S.C. ss. 3727), or (ii) any State of the United States (exclusive, however, of Receivables owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

          (g) Receivables with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Receivables;

          (h) Receivables with respect to an Account Debtor whose total obligations owing to Borrower exceed twenty percent (20%) of all Eligible Receivables, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

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          (i) Receivables with respect to which the Account Debtor is subject to any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation proceeding, or becomes insolvent, or goes out of business;

          (j) Receivables the collection of which Coast, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

          (k) Receivables with respect to which the goods giving rise to such Receivable have not been shipped and billed to the Account Debtor, the services giving rise to such Receivable have not been performed and accepted by the Account Debtor, or the Receivable otherwise does not represent a final sale;

          (l) Receivables with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, Indiana, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Borrower has qualified to do business in New Jersey, Minnesota, Indiana, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement; and

          (m) Receivables that represent progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services.

     "Equipment" means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dies, jigs, goods and other goods (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

     "Event of Default" means any of the events set forth in Section 10.1 of this Agreement.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

     "General Intangibles" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, investment property, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Coast, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

     "Inventory" means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including without limitation all raw materials, work in process, finished goods and goods in transit, and including without limitation all farm products), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

     "Investment Property" has the meaning set forth in Section 9115 of the Code as in effect as of the date hereof.

     "Loan Documents" means this Agreement, the agreements and documents listed on Section 5 of the Schedule, and any other agreement, instrument or document executed in connection herewith or therewith.


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


     "Loans" has the meaning set forth in Section 2.1 hereof.

     "Material Adverse Effect" means a material adverse effect on (i) the business, assets, condition (financial or otherwise) or results of operations of Borrower or any subsidiary of Borrower or any guarantor of any of the Obligations, (ii) the ability of Borrower or any guarantor of any of the Obligations to perform its obligations under this Agreement (including, without limitation, repayment of the Obligations as they come due) or (iii) the validity or enforceability of this Agreement or any other agreement or document entered into by any party in connection herewith, or the rights or remedies of Coast hereunder or thereunder.

     "Maturity Date" means the date that this Agreement shall cease to be effective, as set forth on the Schedule, subject to the provisions of Section
9.1 and 9.2 hereof.

     "Maximum Dollar Amount" has the meaning set forth in Section 2 of the Schedule.

     "Minimum Monthly Interest" has the meaning set forth in Section 3 of the Schedule.

     "Obligations" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Coast, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Coast in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorneys' fees (including attorneys' fees and expenses incurred in bankruptcy), expert witness fees, audit fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and Coast.

     "Permitted Liens" means the following:

          (i) purchase money security interests in specific items of Equipment;

          (ii) leases of specific items of Equipment;

          (iii) liens for taxes not yet payable;

          (iv) additional security interests and liens consented to in writing by Coast, which consent shall not be unreasonably withheld;

          (v) security interests being terminated substantially concurrently with this Agreement;

          (vi) liens of materialmen, mechanics, warehousemen, carriers, or other
similar  liens  arising  in  the  ordinary   course  of  business  and  securing
obligations which are not delinquent;

          (vii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (a) or (b) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

          (viii) liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods; or

          (ix) subordinated liens securing $19,400,000 of existing subordinated debt of Borrower to SJMB, L.P., St. James Capital Partners, L.P. and/or their Affiliates, $5,000,000 of other existing subordinated debt of Borrower or $2,000,000 of additional subordinated debt of Borrower, in each case subject to subordination agreements in form and substance satisfactory to Coast.

Coast will have the right to require, as a condition to its consent under clause
(d) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Coast's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Coast, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

     "Person" means any individual, sole proprietorship, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

     "Prime Rate" means the actual "Reference Rate" or the substitute therefor of the Bank of America NT & SA whether or not that rate is the lowest interest rate charged by said bank. If the Prime Rate, as defined, is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal on the first business day of the applicable month, as the base rate on corporate loans at large U.S. money center commercial banks.

     "Real Property" means Borrower's real property located in Ector County, Texas, Nueces County, Texas, Campbell and Gillette Counties, Wyoming and Lafayette County, Louisiana.

     "Receivable Loans" means the Loans described in Section 2(a) of the Schedule.

     "Receivables" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, securities, documents, securities accounts, security entitlements, commodity contracts, commodity accounts, investment property and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

     "Renewal Date" shall mean the Maturity Date if this Agreement is renewed pursuant to Section 9.1 hereof, and each anniversary thereafter that this Agreement is renewed pursuant to Section 9.1 hereof.

     "Renewal Fee" means the fee that Borrower must pay Coast upon renewal of this Agreement pursuant to Section 9.1 hereof, in the amount set forth on the Schedule.

     "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

     "Tangible Net Worth" means consolidated Owner's equity, plus subordinated debt otherwise permitted hereunder, less, goodwill, patents, trademarks, copyrights, franchises, formulas, leasehold interests, leasehold improvements, non-compete agreements, engineering plans, deferred tax benefits, organization costs, prepaid items, and any other assets of Borrower that would be treated as intangible assets on Borrower's balance sheet prepared in accordance with GAAP.

     "Term Loans" means the Loans described in Sections 2(b) and (c) of the Schedule.

     "Year 2000 Problem" means the risk that computer systems, software and applications used by a Person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any dates after December 31, 1999.

     "Other Terms." All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

2.   CREDIT FACILITIES.

     2.1 LOANS. Coast will make loans to Borrower (the "Loans"), in amounts and in percentages to be determined by Coast in its good faith discretion, up to the Credit Limit, provided no Default or Event of Default has occurred and is continuing. In addition, Coast may create reserves against or reduce its advance rates based upon Eligible Receivables or Eligible Inventory without declaring a Default or an Event of Default if it determines that there has occurred a Material Adverse Effect.

3.   INTEREST AND FEES

     3.1 INTEREST. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the last day of the month. Interest may, in Coast's discretion, be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans. Regardless of the amount of Obligations that may be outstanding from time to time, Borrower shall pay Coast Minimum Monthly Interest during the term of this Agreement with respect to the Receivable Loans and the Term Loans in the amount set forth on the Schedule.

     3.2 FEES. Borrower shall pay Coast the fee(s) shown on the Schedule, which are in addition to all interest and other sums payable to Coast and are deemed fully earned and are nonrefundable.

4.   SECURITY INTEREST.

     To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to Coast a security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located: All Receivables, Inventory, Equipment, Investment Property, and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, and all money, and all property now or at any time in the future in Coast's possession (including claims and credit balances), and all proceeds of any of the foregoing (including proceeds of any insurance policies, proceeds of proceeds, and claims against third parties), all products of any of the foregoing, and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which Coast may now or in the future be granted a lien or security interest, is referred to herein, collectively, as the "Collateral")

5.   CONDITIONS PRECEDENT.

     The obligation of Coast to make the Loans is subject to the satisfaction, in the sole discretion of Coast, at or prior to the first advance of funds hereunder, of each, every and all of the following conditions:

     5.1 STATUS OF ACCOUNTS AT CLOSING. No accounts payable shall be due and unpaid ninety (90) days past its invoice date except for such accounts payable being contested in good faith in appropriate proceedings and for which adequate reserves have been provided.

     5.2  MINIMUM   AVAILABILITY.   Borrower  shall  have  minimum  availability
immediately following the initial funding in the amount set forth on the Schedule.

     5.3 LANDLORD WAIVER. Coast shall have received duly executed:

          (a) landlord waivers and access agreements in form and substance satisfactory to Coast, in Coast's sole and absolute discretion, and, when deemed appropriate by Coast, in form for recording in the appropriate recording office, with respect to all leased locations where Borrower maintains any inventory or equipment.

          (b) mortgagee waivers in form and substance satisfactory to Coast, in Coast's sole and absolute discretion, and when deemed appropriate by Coast, in form for recording in the appropriate recording office, with respect to all mortgaged locations where Borrower maintains any inventory or equipment.

     5.4 REAL PROPERTY. Coast shall have received duly executed mortgages and/or deeds of trust in form and substance satisfactory to Coast, in Coast's sole and absolute discretion, in form for recording in the appropriate recording office, with respect to the Real Property.

     5.5 EXECUTED AGREEMENT. Coast shall have received this Agreement duly executed and in form and substance satisfactory to Coast in its sole and absolute discretion.

     5.6 OPINION OF BORROWER'S COUNSEL. Coast shall have received an opinion of Borrower's counsel, in form and substance satisfactory to Coast in its sole and absolute discretion.

     5.7 PRIORITY OF COAST'S LIENS. Coast shall have received the results of "of record" searches satisfactory to Coast in its sole and absolute discretion, reflecting its Uniform Commercial Code filings against Borrower indicating that Coast has a perfected, first priority lien in and upon all of the Collateral, subject only to Permitted Liens.

     5.8 INSURANCE. Coast shall have received copies of the insurance binders or certificates evidencing Borrower's compliance with Section 8.2 hereof, including lender's loss payee endorsements.

     5.9 BORROWER'S AND GUARANTORS' EXISTENCE. Coast shall have received copies of Borrower's and any guarantor's articles or certificate of incorporation and all amendments thereto, and a Certificate of Good Standing, each certified by the Secretary of State of the state of Borrower's or such guarantor's organization, and dated a recent date prior to the Closing Date, and Coast shall have received Certificates of Foreign Qualification for Borrower from the Secretary of State of each state wherein the failure to be so qualified could have a Material Adverse Effect.

     5.10 ORGANIZATIONAL DOCUMENTS. Coast shall have received copies of Borrower's and any guarantor's By-laws and all amendments thereto, and Coast shall have received copies of the resolutions of the board of directors of Borrower and such guarantor, authorizing the execution and delivery of this Agreement and the other documents contemplated hereby, and authorizing the transactions contemplated hereunder and thereunder, and authorizing specific officers of Borrower and such guarantor to execute the same on behalf of Borrower and such guarantor, in each case certified by the Secretary or other acceptable officer of Borrower and such guarantor as of the Closing Date.

     5.11 TAXES. Coast shall have received evidence from Borrower that Borrower has complied with all tax withholding and Internal Revenue Service regulations, in form and substance satisfactory to Coast in its sole and absolute discretion.

     5.12 YEAR 2000 PROBLEM ASSESSMENT CERTIFICATE. Coast shall have received a certificate from the relevant officer of Borrower to the effect that, as the result of a comprehensive assessment undertaken by Borrower of Borrower's computer systems, software and applications and after due inquiry made to Borrower's material suppliers, vendors and customers, Borrower knows of no facts that would cause Borrower to reasonably believe that the Year 2000 Problem will cause a Material Adverse Effect.

     5.13 DUE DILIGENCE. Coast shall have completed its due diligence with respect to Borrower.

     5.14 OTHER DOCUMENTS AND AGREEMENTS. Coast shall have received such other agreements, instruments and documents as Coast may require in connection with the transactions contemplated hereby, all in form and substance satisfactory to Coast in Coast's sole and absolute discretion, and in form for filing in the appropriate filing office, including, but not limited to, those documents listed in Section 5 of the Schedule.

6.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER

     In order to induce Coast to enter into this Agreement and to make Loans, Borrower represents and warrants to Coast as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants:

     6.1 EXISTENCE AND AUTHORITY. Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a Material Adverse Effect. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (a) have been duly and validly authorized, (b) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (c) do not violate Borrower's articles or certificate of incorporation, or Borrower's by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (d) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property.

     6.2 NAME; TRADE NAMES AND STYLES. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give Coast thirty (30) days' prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

     6.3 PLACE OF BUSINESS; LOCATION OF COLLATERAL. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule. Borrower will give Coast at least thirty (30) days' prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower's Address or one of the locations set forth on the Schedule.

     6.4 TITLE TO COLLATERAL; PERMITTED LIENS. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased by Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Coast now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Coast and the Collateral against all claims of others. None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Borrower shall, whenever requested by Coast, use its best efforts to cause such third party to execute and deliver to Coast, in form acceptable to Coast, such waivers and subordinations as Coast shall specify, so as to ensure that Coast's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Borrower will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

     6.5 MAINTENANCE OF COLLATERAL. Borrower will maintain the Collateral in good working condition, and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Coast in writing of any material loss or damage to the Collateral.

     6.6 BOOKS AND RECORDS. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with GAAP.

     6.7 FINANCIAL CONDITION, STATEMENTS AND REPORTS. All financial statements now or in the future delivered to Coast have been, and will be, prepared in conformity with GAAP (except, in the case of monthly unaudited financial statements, for the absence of footnotes, statements of cash flow and statements of shareholders equity, and subject to normal year-end adjustments) and now and in the future will fairly reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Coast and the date hereof, there has been no Material Adverse Effect. Borrower is now and will continue to be Solvent.

     6.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Borrower has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Coast in writing of the commencement of, and any material development in, the proceedings, and
(iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. As of the date hereof, Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Borrower, including any liability to the Pension Benefit
Guaranty Corporation or its successors or any other governmental agency. Borrower shall, on a monthly basis, provide Coast with a certificate of its certified public accountants that all outstanding payroll taxes have been paid in full.

     6.9 COMPLIANCE WITH LAW. Borrower has complied, and will comply, in all material respects, with all provisions of all material foreign, federal, state and local laws and regulations relating to Borrower, including, but not limited to, the Fair Labor Standards Act, and those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and environmental matters.

     6.10 LITIGATION. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which may result, either separately or in the aggregate, in a Material Adverse Effect. Borrower will promptly inform Coast in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower involving an amount set forth on the Schedule.

     6.11 USE OF PROCEEDS. All proceeds of all Loans shall be used solely for lawful business purposes. Borrower is not purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

     6.12 YEAR 2000 COMPLIANCE. As the result of a comprehensive review and assessment undertaken by Borrower of Borrower's computer systems, software and applications and after due inquiry made of Borrower's material suppliers, vendors and customers Borrower represents and warrants that the Year 2000 problem will not result in a Material Adverse Effect.

7.   RECEIVABLES.

     7.1 REPRESENTATIONS RELATING TO RECEIVABLES. Borrower represents and warrants to Coast as follows: Each Receivable with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, represent an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery and acceptance of goods or the rendition of services in the ordinary course of Borrower's business.

     7.2 REPRESENTATIONS RELATING TO DOCUMENTS AND LEGAL COMPLIANCE. Borrower represents and warrants to Coast as follows: All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Receivables are and shall be true and correct and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Receivable shall fully comply with all applicable laws and governmental rules and regulations. All signatures and indorsements on all documents, instruments, and agreements relating to all Receivables are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

     7.3 SCHEDULES AND DOCUMENTS RELATING TO RECEIVABLES. Borrower shall deliver to Coast via facsimile, unless otherwise directed by Coast, at such locations and at such intervals as Coast may request, transaction reports and loan requests, schedules of Receivables, and schedules of collections, all on Coast's standard forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Coast's security interest and other rights in all of Borrower's Receivables, nor shall Coast's failure to advance or lend against a specific Receivable affect or limit Coast's security interest and other rights therein. Loan requests received after 10:30 A.M. Los Angeles, California time, will not be considered by Coast until the next Business Day. Together with each such schedule, or later if requested by Coast, Borrower shall furnish Coast with copies (or, at Coast's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Receivables, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Coast an aged accounts receivable trial balance in such form and at such intervals as Coast shall request. In addition, Borrower shall deliver to Coast the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Receivables, upon receipt thereof and in the same form as received, with all necessary indorsements, all of which shall be with recourse. Borrower shall also provide Coast with copies of all credit memos as and when requested by Coast.

     7.4 COLLECTION OF RECEIVABLES. Borrower shall have the right to collect all Receivables, unless and until an Event of Default has occurred. Borrower shall hold all payments on, and proceeds of, Receivables in trust for Coast, and Borrower shall deliver all such payments and proceeds to Coast within one (1) Business Day after receipt by Borrower, in their original form, duly endorsed to Coast, to be applied to the Obligations in such order as Coast shall determine. Coast may, in its discretion, require that all proceeds of Collateral be deposited by Borrower into a lockbox account, or such other "blocked account" as Coast may specify, pursuant to a blocked account agreement in such form as Coast may specify. Coast or its designee may, at any time, notify Account Debtors that Coast has been granted a security interest in the Receivables.

     7.5 REMITTANCE OF PROCEEDS. All proceeds arising from the disposition of any Collateral shall be delivered to Coast within one (1) Business Day after receipt by Borrower, in their original form, duly endorsed to Coast, to be applied to the Obligations in such order as Coast shall determine. Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Coast. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

     7.6 DISPUTES. Borrower shall notify Coast promptly of all disputes or claims relating to Receivables. Borrower shall not forgive (completely or partially), compromise or settle any Receivable for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (a) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to Coast on the regular reports provided to Coast; (b) no Default or Event of Default has occurred and is continuing; and (c) taking into account all such discounts settlements and forgiveness, the total outstanding Loans will not exceed the Credit Limit. Coast may, at any time after the occurrence of an Event of Default, settle or adjust disputes or claims directly with Account Debtors for amounts and upon terms which Coast considers advisable in its reasonable credit judgment and, in all cases, Coast shall credit Borrower's Loan account with only the net amounts received by Coast in payment of any Receivables.

     7.7 RETURNS. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower in the ordinary course of its business, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount. In the event any attempted return occurs after the occurrence of any Event of Default, Borrower shall (a) hold the returned Inventory in trust for Coast, (b) segregate all returned Inventory from all of Borrower's other property, (c) conspicuously label the returned Inventory as subject to Coast's security interest, and (d) immediately notify Coast of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on Coast's request deliver such returned Inventory to Coast.

     7.8 VERIFICATION. Coast may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables, by means of mail, telephone or otherwise, either in the name of Borrower or Coast or such other name as Coast may choose anything.

     7.9 NO LIABILITY. Coast shall not under any circumstances be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to a Receivable, or for any error, act, omission or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Receivable, or for settling any Receivable in good faith for less than the full amount thereof, nor shall Coast be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to a Receivable. Nothing herein shall, however, relieve Coast from liability for its own gross negligence or willful misconduct.

8.   ADDITIONAL DUTIES OF THE BORROWER

     8.1 FINANCIAL AND OTHER COVENANTS. Borrower shall at all times comply with the financial and other covenants set forth in the Schedule.

     8.2 INSURANCE. Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Coast, in such form and amounts as Coast may reasonably require, and Borrower shall provide evidence of such insurance to Coast, so that Coast is satisfied that such insurance is, at all times, in full force and effect. All liability insurance policies of Borrower shall name Coast as an additional insured, and all property casualty and related insurance policies of Borrower shall name Coast as a loss payee thereon and Borrower shall cause a lender's loss payee endorsement in form reasonably acceptable to Coast. Upon receipt of the proceeds of any such insurance, Coast shall apply such proceeds in reduction of the Obligations as Coast shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, Coast shall release to Borrower insurance proceeds with respect to Equipment totaling less than the amount set forth in Section 8 of the Schedule, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. Coast may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, Coast may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to Coast copies of all reports made to insurance companies.

     8.3 REPORTS. Borrower, at its expense, shall provide Coast with the written reports set forth in Section 8 of the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as Coast shall from time to time reasonably specify.

     8.4 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At reasonable times but not less frequently than quarterly and on one (1) Business Day's notice, Coast, or its agents, shall have the right to perform Audits. Coast shall take reasonable steps to keep confidential all confidential information obtained in any Audit, but Coast shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The Audits shall be at Borrower's expense and the charge for the Audits shall be Seven Hundred Fifty Dollars ($750) per person per day (or such higher amount as shall represent Coast's then current standard charge for the same), plus reasonable out-of-pocket expenses. Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Address, without first notifying Coast of the same and obtaining the written agreement from such accounting firm, service bureau or other third party to give Coast the same rights with respect to access to books and records and related rights as Coast has under this Loan Agreement. Borrower shall also take all necessary steps to assure that its material accounting and software, systems and applications, and those of its accounting firm, service bureau or any other third party vendor or supplier, will, on a timely basis, adequately and completely address the Year 2000 Problem in all material respects.

     8.5 NEGATIVE COVENANTS. Borrower shall not, without Coast's prior written consent, do any of the following:

          (a) merge or consolidate with another entity, except in a transaction in which (i) the owners of the Borrower hold at least fifty percent (50%) of the ownership interest in the surviving entity immediately after such merger or consolidation, and (ii) the Borrower is the surviving entity;

          (b) acquire any assets, except (i) in the ordinary course of business, or (ii) in a transaction or a series of transactions not involving the payment of an aggregate amount in excess of the amount set forth in Section 8 of the Schedule;

          (c) enter into any other transaction outside the ordinary course of business;

          (d) sell or transfer any Collateral, except for the sale of finished Inventory in the ordinary course of Borrower's business, and except for the sale of obsolete or unneeded Equipment in the ordinary course of business;

          (e) store any Inventory or other Collateral with any warehouseman or other third party;

          (f)  sell  any  Inventory  on  a   sale-or-return,   guaranteed  sale,
consignment, or other contingent basis;

          (g) make any loans of any money or other assets, except (i) advances to customers or suppliers in the ordinary course of business, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, and (iii) loans to employees, officers and directors for the purpose of purchasing equity securities of the Borrower;

          (h) incur any debts, outside the ordinary course of business, which would have a Material Adverse Effect;

          (i)  guarantee  or  otherwise   become  liable  with  respect  to  the
obligations of another party or entity;

          (j) pay or declare any dividends or distributions on the ownership interests in Borrower (except for dividends or distributions payable solely in stock form of ownership interests in Borrower);

          (k) make any change in Borrower's capital structure which would have a Material Adverse Effect; or

          (l) dissolve or elect to dissolve.

     Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default is continuing or would occur as a result of such transaction.

     8.6 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against Coast with respect to any Collateral or relating to Borrower, Borrower shall, without expense to Coast, make available Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Coast may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

     8.7 FURTHER ASSURANCES. Borrower agrees, at its expense, on request by Coast, to execute all documents and take all actions, as Coast, may deem reasonably necessary or useful in order to perfect and maintain Coast's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

9.   TERM.

     9.1 MATURITY DATE. This Agreement shall continue in effect until the Maturity Date; provided that the Maturity Date shall automatically be extended, and this Agreement shall automatically and continuously renew, for successive additional terms of one year each, unless one party gives written notice to the other, not less than one hundred twenty (120) days prior to the Maturity Date or the next Renewal Date, that such party elects to terminate this Agreement effective on the Maturity Date or such next Renewal Date. If this Agreement is renewed under this Section 9.1, Borrower shall pay to Coast a Renewal Fee in the amount shown in Section 3 of the Schedule. The Renewal Fee shall be due and payable on the Renewal Date and thereafter shall bear interest at a rate equal to the rate applicable to the Receivable Loans.

     9.2 EARLY TERMINATION. This Agreement may be terminated prior to the Maturity Date as follows: (a) by Borrower, effective three (3) Business Days after written notice of termination is given to Coast; or (b) by Coast at any time after the occurrence of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrower or by Coast under this
Section 9.2, Borrower shall pay to Coast an Early Termination Fee in the amount shown in Section 3 of the Schedule. The Early Termination Fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the rate applicable to the Receivable Loans.

     9.3 PAYMENT OF OBLIGATIONS. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Notwithstanding any termination of this Agreement, all of Coast's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the discretion of Coast, Coast may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Coast, nor shall any such termination relieve Borrower of any Obligation to Coast, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, Coast shall promptly deliver to Borrower termination statements, requests for reconveyances and such other documents as may be required to fully terminate Coast's security interests, including without limitation releases of any and all landlords' waivers and subordinations.

10.  EVENTS OF DEFAULT AND REMEDIES.

     10.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give Coast immediate written notice thereof:

          (a) Any warranty, representation, statement, report or certificate made or delivered to Coast by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading and results in a Material Adverse Effect; or

          (b) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or

          (c) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit; or

          (d) Borrower shall fail to deliver the proceeds of Collateral to Coast as provided in Section 7.5 above, or shall fail to give Coast access to its books and records or Collateral as provided in Section 8.4 above, or shall breach any negative covenant set forth in Section 8.5 above; or

          (e) Borrower shall fail to comply with the financial covenants (if any) set forth in the Schedule or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or

          (f) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within five (5) Business Days after the date due; or

          (g) Any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within ten (10) days after the occurrence of the same; or

          (h) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or

          (i) Borrower breaches any material contract or obligation, which has or may reasonably be expected to have a Material Adverse Effect, unless such breach is capable of being cured and is cured within five (5) Business days after the occurrence thereof; or

          (j) Dissolution, termination of existence, insolvency or business failure of Borrower or any guarantor of any of the Obligations; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or

          (k) the commencement of any proceeding against Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is (i) not timely controverted, or (ii) not cured by the dismissal thereof within thirty
(30) days after the date commenced; or

          (l) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or

          (m) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or

          (n) Borrower or any guarantor of any of the Obligations makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations, other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or

          (o) Except as permitted under Section 8.5(a), Borrower shall suffer or experience any Change of Control without Coast's prior written consent, which consent shall be in the discretion of Coast in the exercise of its reasonable business judgment; or

          (p) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or

          (q) there shall be any Material Adverse Effect.

Coast may cease making any Loans or extending any credit hereunder during any of the above cure periods.

     10.2 REMEDIES. Upon the occurrence, and during the continuance, of any Event of Default, Coast, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following:

          (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other document or agreement;

          (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation;

          (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Coast without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Coast deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Coast seek to take possession of any of the Collateral by Court process, Borrower hereby irrevocably waives:

               (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession;

               (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof;

               (iii) and any require-ment that Coast retain possession of, and not dispose of, any such Collateral until after trial or final judgment;

          (d) Require Borrower to assemble any or all of the Collateral and make it available to Coast at places designated by Coast which are reasonably convenient to Coast and Borrower, and to remove the Collateral to such locations as Coast may deem advisable;

          (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Coast shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge. Coast is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Coast's benefit;

          (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Coast obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Coast shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as Coast deems reasonable, or on Coast's premises, or elsewhere and the Collateral need not be located at the place of disposition. Coast may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale;

          (g) Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Coast to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Coast's sole discretion, to grant extensions of time to pay, compromise claims and settle Receivables and the like for less than face value; and

          (h) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto.

     All attorneys' fees, expenses, costs, liabilities and obligations incurred by Coast (including attorneys' fees and expenses incurred in connection with bankruptcy) with respect to the foregoing shall be due from the Borrower to Coast on demand. Coast may charge the same to Borrower's loan account, and the same shall thereafter bear interest at the same rate as is applicable to the Receivable Loans. Without limiting any of Coast's rights and remedies, from and after the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional three percent per annum.

     10.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. Borrower and Coast agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable:

          (a) Notice of the sale is given to Borrower at least seven (7) days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven (7) days before the sale in a newspaper of general circulation in the county where the sale is to be conducted;

          (b)  Notice  of  the  sale   describes  the   collateral  in  general,
non-specific terms;

          (c) The sale is conducted at a place designated by Coast, with or without the Collateral being present;

          (d) The sale commences at any time between 8:00 a.m. and 6:00 p.m Los Angeles, California time;

          (e) Payment of the purchase price in cash or by cashier's check or wire transfer is required; and

          (f) With respect to any sale of any of the Collateral, Coast may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same.

     Coast shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

     10.4 POWER OF ATTORNEY. Borrower grants to Coast an irrevocable power of attorney coupled with an interest, authorizing and permitting Coast (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but Coast agrees to exercise the following powers in a commercially reasonable manner:

          (a) Execute on behalf of Borrower any documents that Coast may, in its sole discretion, deem advisable in order to perfect and maintain Coast's security interest in the Collateral, or in order to exercise a right of Borrower or Coast, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements;

          (b) Execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Coast's Collateral or in which Coast has an interest;

          (c) Execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien;

          (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Coast's possession;

          (e) Endorse all checks and other forms of remittances received by Coast;

          (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same;

          (g) Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith;

          (h) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both;

          (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor;

          (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Coast the same rights of access and other rights with respect thereto as Coast has under this Agreement; and

          (k) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements.

Any and all sums paid and any and all costs, expenses, liabilities, obligations and attorneys' fees incurred by Coast (including attorneys' fees and expenses incurred pursuant to bankruptcy) with respect to the foregoing shall be added to and become part of the Obligations, and shall be payable on demand. Coast may charge the foregoing to Borrower's loan account and the foregoing shall thereafter bear interest at the same rate applicable to the Receivable Loans. In no event shall Coast's rights under the foregoing power of attorney or any of Coast's other rights under this Agreement be deemed to indicate that Coast is in control of the business, management or properties of Borrower. Borrower shall pay, indemnify, defend, and hold Coast and each of its officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

     10.5 APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale of the Collateral shall be applied by Coast first to the costs, expenses, liabilities, obligations and attorneys' fees incurred by Coast in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Coast shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Coast for any deficiency. If, Coast, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Coast shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Coast of the cash therefor.

     10.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, Coast shall have all the other rights and remedies accorded a secured party in equity, under the Code, and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Coast and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Coast of one or more of its rights or remedies shall not be deemed an election, nor bar Coast from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Coast to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been indefeasibly paid and performed.

11.  GENERAL PROVISIONS

     11.1 INTEREST COMPUTATION. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Coast (including proceeds of Receivables and payment of the Obligations in full but excluding regularly scheduled installment payments on the Term Loans and required payments thereon from Excess Cash Flow) shall be deemed applied by Coast on account of the Obligations three (3) Business Days after receipt by Coast of immediately available funds, and, for purposes of the foregoing, any such funds received after 10:30 AM Los Angeles, California time, on any day shall be deemed received on the next Business Day. Coast shall be entitled to charge Borrower's account for such three (3) Business Days of "clearance" or "float" at the rate(s) set forth in Section 3 of the Schedule on all checks, wire transfers and other items received by Coast, regardless of whether such three (3) Business Days of "clearance" or "float" actually occur, and shall be deemed to be the equivalent of charging three (3) Business Days of interest on such collections. This across-the-board three (3) Business Day clearance or float charge on all collections is acknowledged by the parties to constitute an integral aspect of the pricing of Coast's financing of Borrower. Coast shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Coast in its sole discretion, and Coast may charge Borrower's loan account for the amount of any item of payment which is returned to Coast unpaid. The provisions of this Section 11.1 regarding three (3) Business Days of "clearance" or "float" shall not apply in the calculation of availability under the Receivable Loans.

     11.2 APPLICATION OF PAYMENTS. Subject to Section 7.5 hereof, all payments with respect to the obligations may be applied, and in Coast's sole discretion reversed and re-applied, to the Obligations, in such order and manner as Coast shall determine in its sole discretion.

     11.3 CHARGES TO ACCOUNTS. Coast may, in its discretion, require that Borrower pay monetary Obligations in cash to Coast, or charge them to Borrower's Loan account, in which event they will bear interest from the date due to the date paid at the same rate applicable to the Loans.

     11.4 MONTHLY ACCOUNTINGS. Coast shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Coast), unless Borrower notifies Coast in writing to the contrary within thirty (30) days after each account is rendered, describing the nature of any alleged errors or omissions.

     11.5 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, facsimile or certified mail return receipt requested, addressed to Coast or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. Notices to Coast shall be directed to the Commercial Finance Division, to the attention of the Division Manager or the Division Credit Manager. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, faxed (at time of confirmation of transmission), or at the expiration of one (1) Business Day following delivery to the private delivery service, or two (2) Business Days following the deposit thereof in the United States mail, with postage prepaid.

     11.6 SEVERABILITY. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

     11.7 INTEGRATION. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Coast and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

     11.8 WAIVERS. The failure of Coast at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Coast shall not waive or diminish any right of Coast later to demand and receive strict compliance therewith. Any waiver of any Default shall not waive or affect any other Default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to Coast shall be deemed to have been waived by any act or knowledge of Coast or its agents or employees, but only by a specific written waiver signed by an authorized officer of Coast and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Coast on which Borrower is or may in any way be liable, and notice of any action taken by Coast, unless expressly required by this Agreement.

     11.9 NO LIABILITY FOR ORDINARY NEGLIGENCE. Neither Coast, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Coast shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Coast, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Coast, but nothing herein shall relieve Coast from liability for its own gross negligence or willful misconduct.

     11.10 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Coast.

     11.11 TIME OF ESSENCE. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

     11.12 ATTORNEYS FEES, COSTS AND CHARGES. Borrower shall reimburse Coast for all attorneys' fees (including attorneys' fees and expenses incurred pursuant to bankruptcy) and all filing, recording, search, title insurance, appraisal, audit, and other costs incurred by Coast, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any attorneys' fees and costs (including attorneys' fees and expenses incurred pursuant to bankruptcy) Coast incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Coast's security interest in, the Collateral; and otherwise represent Coast in any litigation relating to Borrower. If either Coast or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its costs and attorneys' fees (including attorneys' fees and expenses incurred pursuant to bankruptcy), including (but not limited
to) attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. Borrower shall also pay Coast's standard charges for returned checks and for wire transfers, in effect from time to time. All attorneys' fees, costs and charges (including attorneys' fees and expenses incurred pursuant to bankruptcy) and other fees, costs and charges to which Coast may be entitled pursuant to this Agreement may be charged by Coast to Borrower's loan account and shall thereafter bear interest at the same rate as the Receivable Loans.

     11.13 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Coast; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Coast, and any prohibited assignment shall be void. No consent by Coast to any assignment shall release Borrower from its liability for the Obligations. Coast may assign its rights and delegate its duties hereunder without the consent of Borrower. Coast reserves the right to syndicate all or a portion of the transaction created herein or sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Coast's rights and benefits hereunder. In connection with any such syndication, assignment or participation, Coast may disclose all documents and information which Coast now or hereafter may have relating to Borrower or Borrower's business. To the extent that Coast assigns its rights and obligations hereunder to a third Person, Coast thereafter shall be released from such assigned obligations to Borrower.

     11.14 PUBLICITY. Coast is hereby authorized, at its expense, to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.

     11.15 PARAGRAPH HEADINGS CONSTRUCTION. Paragraph headings are only used in this Agreement for convenience. Borrower and Coast acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including", whenever used in this Agreement, shall mean "including (but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Coast or Borrower under any rule of construction or otherwise.

     11.16 GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of Coast and Borrower shall be governed by the internal laws of the State of California, without regard to its conflicts of law principles. As a material part of the consideration to Coast to enter into this Agreement, Borrower (a) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Coast's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Los Angeles County; (b) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (c) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

     11.17 MUTUAL WAIVER OF JURY TRIAL. BORROWER AND COAST EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN COAST AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF COAST OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH COAST OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

BORROWER:

BLACK WARRIOR WIRELINE CORP.,
a Delaware corporation

By
  ---------------------------------------
      President or Vice President

By
  ---------------------------------------
      Secretary or Ass't Secretary

COAST:

COAST BUSINESS CREDIT,
a division of Southern Pacific Bank

By
  ---------------------------------------

Title:

          COAST

                                   SCHEDULE TO
                           LOAN AND SECURITY AGREEMENT

BORROWER:     Black Warrior Wireline Corp., a Delaware corporation

ADDRESS:      3748 Highway 45 North
              Columbus, MS 39701

DATE:         January 24, 2000


This Schedule forms an integral part of the Loan and Security Agreement between Coast Business Credit, a division of Southern Pacific Bank, and the above-borrower of even date.
--------------------------------------------------------------------------------
SECTION 2 - CREDIT FACILITIES

         SECTION 2.1 -  CREDIT LIMIT:   Loans in a  total  amount  at  any  time
                                             outstanding   not  to  exceed   the
                                             lesser  of a total  of  Twenty-Five
                                             Million    and    no/00     Dollars
                                             ($25,000,000.00)  at any  one  time
                                             outstanding  (the  "Maximum  Dollar
                                             Amount"),  or the sum of  (a),  (b)
                                             and (c) below:

                                        (a)  Receivable  Loans in an amount  not
                                             to  exceed  80%  of the  amount  of
                                             Borrower's Eligible Receivables (as
                                             defined   in   Section   1  of  the
                                             Agreement), plus

                                        (b)  Term   Loan  A  in   the   original
                                             principal  amount not to exceed the
                                             lesser of (1) seventy-five  percent
                                             (75%) of the appraised net eligible
                                             forced    liquidation    value   of
                                             Borrower's existing  Equipment;  or
                                             (2)  Fourteen  Million Five Hundred
                                             Thousand Dollars  ($14,500,000.00).
                                             Term  Loan A will be  repayable  as
                                             follows:  for  the  first  six  (6)
                                             months of the Term,  Borrower  will
                                             make  monthly  payments on the last
                                             day of each  month in the amount of
                                             interest  on the  then  outstanding
                                             balance of Term Loan A; thereafter,
                                             commencing  on the  last day of the
                                             seventh month following the Closing
                                             Date,  the  balance  of Term Loan A
                                             shall   be   fully   amortized   in
                                             seventy-two   (72)  equal   monthly
                                             installments  of  principal,   plus
                                             interest  on the  then  outstanding
                                             balance of Term Loan A. In addition
                                             to the foregoing  payments,  on the
                                             last day of each  month  during the
                                             first year  following  the  Closing
                                             Date,  Borrower will make principal
                                             payments  in the  amount  of  fifty
                                             percent  (50%) of its  Excess  Cash
                                             Flow    during   the    immediately
                                             preceding  month,  and on the  last
                                             day  of  each   month   thereafter,
                                             Borrower   will   make    principal
                                             payments  in the  amount  of  forty
                                             percent  (40%) of its  Excess  Cash
                                             Flow    during   the    immediately
                                             preceding  month.  Further,  in the
                                             event  the  actual  amount  of  the
                                             Excess  Cash Flow  during the three
                                             (3) months  ending July 31,

                                             2000 is less  than  the  applicable
                                             amount set forth in the Projections
                                             attached  hereto as Exhibit A, then
                                             on August 31, 2000,  Borrower  will
                                             make a principal  payment  equal to
                                             fifty    percent   (50%)   of   the
                                             difference of such projected amount
                                             minus such actual  amount.  "Excess
                                             Cash Flow"  during any month  means
                                             the EBITDA of Borrower  during such
                                             month,   minus   the   sum  of  (1)
                                             principal  and  interest   payments
                                             made by Borrower during such month,
                                             plus (2) taxes paid by  Borrower in
                                             cash during such month.

                                        (c)  Term   Loan  B  in   the   original
                                             principal  amount not to exceed Two
                                             Million  Dollars   ($2,000,000.00).
                                             Term  Loan B will be  repayable  as
                                             follows: Borrower will make monthly
                                             payments  on the  last  day of each
                                             month,  commencing  with the  first
                                             month  following  the Closing Date,
                                             in   the   amount    obtained    by
                                             amortizing  the original  principal
                                             amount  of Term  Loan B fully  over
                                             forty-eight   (48)   months,   plus
                                             interest  on the  then  outstanding
                                             balance    of    Term    Loan    B.
                                             Additionally,  after  repayment  in
                                             full of Term  Loan A,  the  monthly
                                             payments  from  Excess Cash Flow as
                                             provided  in  Subsection  (b) above
                                             shall be applied  to the  repayment
                                             of the remaining  principal balance
                                             of Term Loan B.

SECTION 3 -  INTEREST AND FEES

         SECTION 3.1 -  INTEREST RATE:  (a)  Receivables  Loan-- a rate equal to the Prime Rate plus 1.0% per annum,
                                             calculated   on  the   basis  of  a
                                             360-day year for the actual  number
                                             of days elapsed.

                                        (b)  Term  Loans -- a rate  equal to the
                                             Prime  Rate  plus  2.0% per  annum,
                                             calculated   on  the   basis  of  a
                                             360-day year for the actual  number
                                             of days elapsed.

                                        (c)  The interest rate applicable to all
                                             Loans shall be  adjusted  effective
                                             monthly as of the first day of each
                                             month,   and  the  interest  to  be
                                             charged  for  each  month  shall be
                                             based on the highest  Prime Rate in
                                             effect during said month, but in no
                                             event  shall  the rate of  interest
                                             charged  on any  Loans in any month
                                             be less than 9% per annum.

         SECTION 3.1 -  MINIMUM MONTHLY
                        INTEREST:       An  amount  equal to the  interest  that
                                             would  have  accrued  had the daily
                                             aggregate  outstanding  balance  of
                                             all  Loans   been  equal  to  forty
                                             percent (40%) of the Maximum Dollar
                                             Amount.

         SECTION 3.2 -  LOAN FEE:       Two  percent   (2.0%)  of  the   Maximum
                                             Dollar   Amount   payable   on  the
                                             Closing  Date and  one-half  of one
                                             percent (.5%) of the Maximum Dollar
                                             Amount on each  anniversary  of the
                                             Closing Date. The Loan Fee shall be
                                             fully  earned on the Closing  Date,
                                             and any unpaid balance shall be due
                                             and  payable in full if the Term is
                                             earlier  terminated  as provided in
                                             this Agreement.

         SECTION 3.2 -  FACILITY FEE:   $15,000.00, per quarter,  payable on the
                                             Closing  Date   (prorated  for  any
                                             partial quarter at the beginning of
                                             the term of this Agreement)

         SECTION 3.2 -  UNUSED LINE FEE:     Three Hundred   Seventy-Five    One
                                             Thousandths   percent  (.375%)  per
                                             annum of the undrawn portion of the
                                             Maximum   Dollar   Amount   payable
                                             monthly, commencing one month after
                                             the Closing Date.

         SECTION 3.2 -  SUCCESS FEE:    (a)  As an inducement to enter into this
                                             Agreement  and to make  the  Loans,
                                             Borrower   shall  pay  to  Coast  a
                                             Success    Fee   (as    hereinafter
                                             defined)  in  accordance  with  the
                                             provisions of  Subsections  (b) and
                                             (c) below. The Success Fee shall be
                                             deemed  to be  earned  in full upon
                                             receipt by Coast. In no event shall
                                             Coast be  obligated  to return  any
                                             payments  received pursuant to this
                                             Section.  The  Success  Fee  is  in
                                             addition  to,  and is not to be set
                                             off  against,  any  other  payments
                                             made or due to,  or  claimed  to be
                                             due to, Coast.

                                        (b)  The  Success  Fee  shall be due and
                                             payable  during the first three (3)
                                             years of the Term in the event of a
                                             Transfer Event. A "Transfer  Event"
                                             means any of the following: (x) any
                                             sale,     assignment,     transfer,
                                             exchange  or other  disposition  of
                                             substantially  all of the assets of
                                             Borrower,   or;   (y)   any   sale,
                                             assignment,  transfer,  exchange or
                                             other   disposition   of   all   or
                                             substantially  all of the ownership
                                             interests  in  Borrower,  including
                                             any     merger,      consolidation,
                                             recapitalization  or reorganization
                                             of  Borrower;   provided,  however,
                                             that the  Success  Fee shall not be
                                             due    in    the    event    of   a
                                             recapitalization  or reorganization
                                             of Borrower through the exercise of
                                             warrants or  conversion  of debt by
                                             St. James Capital  Partners,  L.P.,
                                             SJMB,  L.P. or their  Affiliates as
                                             otherwise permitted hereunder.

                                        (c)  The  Success  Fee  shall  be  in an
                                             amount equal to one percent (1%) of
                                             the Maximum Dollar Amount and shall
                                             be payable  simultaneously with the
                                             closing  of the  transaction  which
                                             gives  rise  to  the  payment,  and
                                             receipt of such  Success  Fee shall
                                             be   a    condition    to   Coast's
                                             obligation  to release its security
                                             interest  in  the  Collateral  upon
                                             payment  in  full  of  all  of  the
                                             Obligations.

         SECTION 9.1 -  RENEWAL FEE:    .50% of the  Maximum  Dollar  Amount per
                                             year.

         SECTION 9.2 -  EARLY TERMINATION
                        FEE:            An amount  equal  to three  percent (3%)
                                             of the  Maximum  Dollar  Amount (as
                                             defined   in  the   Schedule),   if
                                             termination occurs on or before the
                                             first  anniversary of the effective
                                             date  of  this  Agreement;  and two
                                             percent (2%) of the Maximum  Dollar
                                             Amount, if termination occurs after
                                             the   first   anniversary   of  the
                                             effective  date of this  Agreement.
                                             In the event that substantially all
                                             of the  assets  of, or  controlling
                                             interest   in,   Borrower  is  sold
                                             during the Term, in an arm's length
                                             transaction  and all of  Borrower's
                                             Obligations  to  Coast  are paid in
                                             full,  the  Early  Termination  Fee
                                             shall  be an  amount  equal  to two
                                             percent (2%) of the Maximum  Dollar
                                             Amount.

--------------------------------------------------------------------------------

SECTION 5 - CONDITIONS PRECEDENT

         SECTION 5.2 -  MINIMUM
                        AVAILABILITY:   $1,000,000.00

         SECTION 5.14 - OTHER DOCUMENTS
                        AND AGREEMENTS: 1.   Satisfactory  completion of a field
                                             audit   and   all    searches   and
                                             background checks.

                                        2.   Validity    Guaranty   of   William
                                             Jenkins,  Allen  R.  Neel  and  Ron
                                             Whitter.

                                        3.   UCC-1 financing statements, fixture
                                             filings and termination statements;

                                        4.   Security  Agreements  on all assets
                                             of Borrower (including all tangible
                                             and intangible assets,  copyrights,
                                             patents and trademarks);

                                        5.   Borrower's  receipt of Five Million
                                             and no/100 Dollars  ($5,000,000.00)
                                             in equity and/or debt  subordinated
                                             to the Loans, in form and substance
                                             acceptable to Coast in its sole and
                                             absolute discretion;

                                        6.   All taxes to be  current at date of
                                             funding and ongoing;

                                        7.   No  accounts  payable  of  Borrower
                                             shall be over ninety (90) days past
                                             invoice date at date of funding;

                                        8.   All   collections   of  receivables
                                             shall  be made  through  a  lockbox
                                             approved by Coast;

                                        9.   Subordination  of all existing debt
                                             to Borrower's  shareholders in form
                                             and  substance  acceptable to Coast
                                             in   its    sole    and    absolute
                                             discretion;

                                        10.  Principal   and  Interest   Payment
                                             Guaranty  of  St.   James   Capital
                                             Partners,   L.P.,  SJMB,  L.P.  and
                                             Chuck    Underbrink    (personally)
                                             covering up to $5,000,000.00 of any
                                             principal or interest payments that
                                             are not made when due;

                                        11.  Unlimited  Continuing  Guaranty  of
                                             St. James  Capital  Partners,  L.P.
                                             and SJMB,  L.P.,  provided that the
                                             principal amount of the Obligations
                                             covered  by such  Guaranty  will be
                                             reduced   to    $4,000,000.00    if
                                             Borrower complies with the covenant
                                             regarding   Revenues   and   EBITDA
                                             during the  applicable  twelve (12)
                                             consecutive  months as set forth in
                                             Subsection   (c)  of  Section   8.1
                                             below.

                                        12.  Final Settlement of litigation with
                                             former   owners   of    Diamondback
                                             Directional,  Inc.  and  issuing of
                                             $2,000,000.00   in   stock   and  a
                                             $1,182,890.25  note to said  owners
                                             and  the   subordination   of  said
                                             $1,182,890.25  note  by the  former
                                             owners of Diamondback  Directional,
                                             Inc.   in   form   and    substance
                                             acceptable  to  Coast,  in its sole
                                             and absolute discretion;

                                        13.  Re-issued   appraisal   issued   by
                                             Superior  Auctioneers  to  Coast of
                                             Borrower's  machinery and equipment
                                             with no material  adverse  changes,
                                             as determined by Coast, in its sole
                                             and absolute discretion;

                                        14.  Endorsed  certificates  of title on
                                             all vehicles;

                                        15.  Completion of patent search;

                                        16.  Evidence that Borrower has received
                                             at least $850,000.00 in vendor debt
                                             reductions,   as  compared  to  the
                                             vendor debts  previously  furnished
                                             to Coast by Borrower;

                                        17.  Evidence    that   a    $100,000.00
                                             arbitration   settlement  has  been
                                             paid  to   Southwick   Investments,
                                             Inc.;

                                        18.  Current     personal      financial
                                             statement of Chuck Underbrink;

                                        19.  Final draft of BDO  Seidman's  Rate
                                             of   Return   Estimate   on  Doerge
                                             Capital Management;

                                        20.  Evidence that Borrower's  insurance
                                             policies cover any  liabilities and
                                             damages arising from its explosives
                                             in a manner satisfactory to Coast;

                                        21.  Appraisal   of  the   Equipment  of
                                             Borrower  not  covered by the prior
                                             appraisal,  which shall be in form,
                                             issued  by an  appraiser,  and with
                                             results satisfactory to Coast;

                                        22.  Stock  Pledge  Agreement  of  SJMB,
                                             L.P.,  covering  the capital  stock
                                             owned  by it  in  Collins  &  Ware,
                                             Inc.,  and  any  proceeds  of  sale
                                             thereof;  in the  event  of sale of
                                             such capital  stock,  the amount of
                                             $10,000,000.00 of the sale proceeds
                                             will be  pledged  in cash  and in a
                                             manner  satisfactory  to  Coast  to
                                             secure  the   Guaranties  of  SJMB,
                                             L.P.,  and the  balance of the sale
                                             proceeds will be released by Coast,
                                             provided, however, that if Borrower
                                             complies    with    the    covenant
                                             regarding   Revenues   and   EBITDA
                                             during the  applicable  twelve (12)
                                             consecutive  months as set forth in
                                             Subsection   (c)  of  Section   8.1
                                             below,  such pledged amount will be
                                             reduced  to  $4,000,000.00.   Coast
                                             understands  that a proposal may be
                                             made  for  the  disposition  of the
                                             foregoing  capital  stock through a
                                             merger,    exchange    or   pooling
                                             arrangement whereby Coast would not
                                             receive cash proceeds  equal to the
                                             amounts   required  to  be  pledged
                                             above. Coast will consider any such
                                             proposal   in   light  of  the  new
                                             securities   to   be   pledged   in
                                             substitution   for  the  Collins  &
                                             Ware, Inc. capital stock; provided,
                                             however,  that  any  such  proposed
                                             disposition shall be subject to the
                                             prior written  approval of Coast in
                                             its sole but reasonable discretion.

                                        23.  Copy of valuation  report issued by
                                             Bankers  Trust on  Collins  & Ware,
                                             Inc. with results  satisfactory  to
                                             Coast;

                                        24.  Intercreditor  Agreements  of  U.S.
                                             Bank and First Capital with respect
                                             to the  capital  stock of Collins &
                                             Ware, Inc.; and

                                        25.  Projections  of  Borrower  for  the
                                             period from January 1, 2001 through
                                             July  31,  2001,   subject  to  the
                                             review and approval of Coast.


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


                                        26.  All  of  the  conditions  precedent
                                             shall be satisfied, and the Closing
                                             Date shall be, on or before January
                                             31, 2000.

--------------------------------------------------------------------------------

SECTION 6 - REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 6.2 -  PRIOR NAMES OF
                        BORROWER:       Boone Wireline Co., Inc. ("Boone")
                                        EIN #613-1030744
                                        Note: Boone    was    a     wholly-owned
                                             subsidiary  of  Borrower.   In  the
                                             summer of 1999,  Boone  was  merged
                                             into Borrower. Boone was treated as
                                             an operating division of Borrower.

         SECTION 6.2 -  EXISTING TRADE NAMES
                        OF BORROWER:    Black Warrior Wireline Corp.
                                        EIN #11-2904094
                                        Incorporated in  Delaware  on August 28,
                                             1987

                                        TRADE NAMES (CURRENT):

                                        Black Warrior Drilling & Completion
                                            (Alabama only)

                                        Petro-Log, Incorporated, a BWWC company
                                            (Used in Rockies, primarily Wyoming)

                                        Diamondback Directional Company
                                            (Used   primarily   in   Texas   and
                                            Louisiana,  also some of the western
                                            states)

                                        Multi-Shot
                                            (Used in Texas and Louisiana)

         SECTION 6.3 -  OTHER LOCATIONS
                        AND ADDRESSES:  See attached Exhibit B.

         SECTION 6.10 - MATERIAL ADVERSE
                        LITIGATION:     See attached Exhibit C.

         SECTION 6.10 - FUTURE CLAIMS AND
                        LITIGATION:     Borrower will  promptly  inform Coast in
                                            writing  of any  claim,  proceeding,
                                            litigation or  investigation  in the
                                            future  threatened  or instituted by
                                            or against  Borrower  involving  any
                                            single  claim of Fifty  Thousand and
                                            no/100 Dollars ($50,000.00) or more,
                                            or  involving  One Hundred  Thousand
                                            and no/100 Dollars  ($100,000.00) or
                                            more in the aggregate.

--------------------------------------------------------------------------------

SECTION 8 - ADDITIONAL DUTIES OF BORROWER

         SECTION 8.1 -  OTHER PROVISIONS:   (a) Borrower shall maintain Tangible
                                            Net  Worth  of not  less  than  Five
                                            Million Dollars  ($5,000,000) on the
                                            Closing Date,


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


                                            increasing  quarterly  by an  amount
                                            equal  to  eighty  percent  (80%) of
                                            Borrower's   net   income  for  said
                                            quarter,   but  in  no  event  shall
                                            Tangible  Net Worth be less than the
                                            prior quarter;

                                            (b) Debt Service  Coverage  shall be
                                            1.25:1.00  to be  tested  quarterly,
                                            commencing  on  the  quarter  ending
                                            March 31, 2000;

                                            (c) Actual Revenue and EBIDTA during
                                            each of the twelve (12)  consecutive
                                            months  commencing  with August 2000
                                            shall be no less than eighty percent
                                            (80%) of the  applicable  amount set
                                            forth  in the  Projections  attached
                                            hereto as Exhibit A as  supplemented
                                            by the Projections approved by Coast
                                            under  Subsection 25 of Section 5.14
                                            above;  provided,  however,  that if
                                            Coast  does not make Loans in excess
                                            of  $20,000,000.00  in the aggregate
                                            outstanding  pursuant to  Subsection
                                            (h) below, the Projections  shall be
                                            modified  accordingly subject to the
                                            written approval of Coast;

                                            (d) Borrower  shall, at its expense,
                                            on  a  semi-annual  basis,   provide
                                            machinery and  equipment  appraisals
                                            in form, and issued by an appraiser,
                                            satisfactory to Coast;

                                            (e) Thirty  percent (30%) of the net
                                            proceeds  of any  equity  securities
                                            issued by Borrower after the Closing
                                            Date shall be  applied  first to the
                                            principal balance of Term Loan A and
                                            then  to the  principal  balance  of
                                            Term  Loan B,  and  credited  to the
                                            principal  installments becoming due
                                            on the  applicable  Term Loan in the
                                            inverse order at their maturity;

                                            (f)  Subject to the  limitations  in
                                            Subsection  8.5(b) of the  Agreement
                                            all  capital  expenditures  that are
                                            not  financed  shall  be  funded  by
                                            SJMB,  L.P. and/or St. James Capital
                                            Partners,  LP or by Excess Cash Flow
                                            not paid to Coast hereunder;

                                            (g) The net  proceeds of the sale of
                                            any  Equipment of Borrower  shall be
                                            applied   first  to  the   principal
                                            balance  of Term  Loan A and then to
                                            the  principal  balance of Term Loan
                                            B,  and  credited  to the  principal
                                            installments  becoming  due  on  the
                                            applicable  Term Loan in the inverse
                                            order of their maturity; and

                                            (h)   Any   Loans   in   excess   of
                                            $20,000,000.00   in  the   aggregate
                                            outstanding shall be at the sole and
                                            absolute  discretion  of Coast,  and
                                            subject   to  Coast   obtaining   an
                                            acceptable  co-lender or participant
                                            on the Loans upon terms satisfactory
                                            to Coast.

         SECTION 8.2 -  INSURANCE:      Subject to the  limitations set forth in
                                             Section 8.2 of the Agreement, Coast
                                             shall release to Borrower insurance
                                             proceeds  with respect to Equipment
                                             totaling   less  than  One  Hundred
                                             Thousand Dollars ($100,000.00).

         SECTION 8.3 -  REPORTING:      Borrower shall  provide  Coast  with the
                                             following:

                                        1.   Monthly Receivable agings,  aged by
                                             invoice date,  within ten (10) days
                                             after the end of each month.

                                        2.   Monthly  accounts  payable  agings,
                                             aged   by   invoice    date,    and
                                             outstanding or held check registers
                                             within  ten (10) days after the end
                                             of each month.

                                        3.   Monthly   report    detailing   the
                                             locations of all Equipment.

                                        4.   Monthly     internally     prepared
                                             financial  statements,  as  soon as
                                             available,  and in any event within
                                             thirty  (30) days  after the end of
                                             each month.

                                        5.   Quarterly    internally    prepared
                                             financial statements (10Q), as soon
                                             as  available,  and  in  any  event
                                             within  forty-five  (45) days after
                                             the end of each  fiscal  quarter of
                                             Borrower.

                                        6.   Quarterly customer lists, including
                                             customer name,  address,  and phone
                                             number.

                                        7.   Annual financial  statements (10K),
                                             as  soon as  available,  and in any
                                             event   within   ninety  (90)  days
                                             following  the  end  of  Borrower's
                                             fiscal   year,    containing    the
                                             unqualified    opinion    of,   and
                                             certified   by,   an    independent
                                             certified     public     accountant
                                             acceptable to Coast.

                                        8.   Annual personal financial statement
                                             of Chuck  Underbrink as of the last
                                             day  of  each  year,   as  soon  as
                                             available,  and in any event within
                                             ninety (90) days of such last day.

         SECTION 8.5 -  NEGATIVE COVENANTS
                        (ACQUIRED ASSETS):   Fifty Thousand Dollars ($50,000.00)
--------------------------------------------------------------------------------

SECTION 9 - TERM

         SECTION 9.1 -  MATURITY DATE:  The  last  Business  Day  of  the  month three  (3) years  from the  Closing
                                             Date,  subject to early termination
                                             as  provided  in Section 9.2 of the
                                             Agreement.


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